Exhibit 10.24

THIS SECURED SUBORDINATED PROMISSORY NOTE IS SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT DATED SEPTEMBER 28, 2005 (THE “SUBORDINATION AGREEMENT”) BY BORROWER AND PAYEE OF THIS SECURED SUBORDINATED PROMISSORY NOTE IN FAVOR OF SILICON VALLEY BANK (THE “SENIOR LENDER”) TO ALL “SENIOR DEBT” (AS SUCH TERM IS DEFINED IN THE SUBORDINATION AGREEMENT) AT ANY TIME OWED BY BORROWER TO SENIOR LENDER, AND PAYEE AND EACH OTHER HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AGREEMENT.

SECURED SUBORDINATED PROMISSORY NOTE

$2,500,000.00	September 28, 2005

FOR VALUE RECEIVED, ARTISOFT, INC., a Delaware corporation (“Borrower”), promises to pay to the order of COMDIAL CORPORATION, a Delaware corporation (“Payee”), at 106 Cattleman Road, Sarasota, Florida 34222, the principal amount of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00), together with interest thereon from the date hereof until paid at a fixed rate per annum equal to eight percent (8%) and calculated on the basis of actual days elapsed but computed as if each year consisted of 365 days. The principal of and all accrued but unpaid interest on this Secured Subordinated Promissory Note (“Note”) shall be due and payable in full on September 28, 2006 unless sooner accelerated in accordance with the provisions hereof.

Borrower may from time to time prepay all or any portion of this Note without premium or penalty. Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid accrued interest, and any remaining amount to principal. All payments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Payee indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

This Note is subject to the provisions of the Subordination Agreement. Payment of this Note is secured by the Security Agreement dated the date hereof (the “Security Agreement”) among Borrower, Vertical Communications Acquisition Corp., a Delaware corporation (“Vertical”), and Payee.

Borrower agrees that upon the occurrence of any one or more of the following events of default (“Event of Default”):

(a) failure of Borrower to pay any installment of principal of or interest on this Note when due; or

(b) the dissolution or liquidation of Borrower; or

(c) the merger or consolidation of Borrower with any other entity and Borrower is not the surviving entity in such merger or consolidation; or

(d) Borrower or Vertical shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator for itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy, admit in writing that it is unable to pay its debts as they become due, or generally not pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a

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petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding or (vi) take any limited liability company action for the purpose of effecting any of the foregoing; or

(e) an involuntary proceeding shall be commenced against Borrower or Vertical seeking bankruptcy or reorganization of Borrower or Vertical, as applicable, or the appointment of a receiver, custodian, trustee, liquidator, or other similar official of Borrower or Vertical, or all or substantially all of its assets, and such proceeding shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower or Vertical or appointing a receiver, custodian, trustee, liquidator, or other similar official for it, or of all or substantially all of its assets, and such order shall not have been dismissed within sixty (60) days of the filing thereof; or

(f) the occurrence after May 28, 2006 and continuance of an “Event of Default” under Section 7.1 of the Loan and Security Agreement dated September 28, 2005 among Borrower, Vertical and Senior Lender, formal written notice of which has been given by Senior Lender to Borrower;

the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable (provided, however, that upon the occurrence of an Event of Default specified in clause (d) or (e) above, the unpaid principal balance of this Note and all accrued and unpaid interest thereon shall automatically become due and payable without declaration, notice or demand by Payee), (ii) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Security Agreement, at law or in equity or (iii) pursue any combination of the foregoing. Upon an Event of Default, including failure to pay upon final maturity, Payee, at its option, may also increase the interest rate provided in this Note to a rate per annum equal to ten percent (10%).

The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time. The rights, remedies and recourses of the holder hereof, as provided in this Note shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to this Note, together with all fees, charges and other amounts which are treated as interest hereon under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by Payee in accordance with applicable law, the rate of interest payable in respect of this Note, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys’ fees.

Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

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THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

ARTISOFT, INC.

By:	/s/ Duncan Perry
Name:	Duncan Perry
Title:	Chief Financial Officer

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